UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2025

ContextLogic Holdings Inc.
(Exact name of Registrant as Specified in Its Charter)

DE	000-56773	27-2930953
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2648 International Blvd., Ste 301
Oakland, California	94601
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (415) 965-8476

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Purchase Agreement

As previously disclosed on the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on December 8, 2025, ContextLogic Holdings Inc. (OTCQB: LOGC) (“ContextLogic,” or the “Company”), entered into a Purchase Agreement on December 8, 2025 (the “Purchase Agreement”) with ContextLogic LLC, a Delaware limited liability company (“Buyer Midco”), ContextLogic Holdings, LLC, a Delaware limited liability company (“Holdings” and together with the Company and Buyer Midco, the “Buyer Parties”), Salt Management Aggregator, LLC, a Delaware limited liability company (the “Management Aggregator”), Emerald Lake Pearl Acquisition GP, L.P., a Delaware limited partnership (“Emerald GP”), Emerald Lake Pearl Acquisition-A, L.P., a Delaware limited partnership (“Blocker Seller”), Emerald Lake Pearl Acquisition Blocker, LLC, a Delaware limited liability company (“Blocker”), Emerald Lake Pearl Acquisition, L.P., a Delaware limited partnership (solely in its capacity as a Seller Party, “Emerald Fund” and, together with Emerald GP and Blocker Seller, the “Emerald Investors”), Abrams Capital Partners I, L.P., a Delaware limited partnership (“ACP I”), Abrams Capital Partners II, L.P., a Delaware limited partnership (“ACP II”), Riva Capital Partners V, L.P., a Delaware limited partnership (“Riva V”), and Riva Capital Partners VI, L.P., a Delaware limited partnership (“Riva VI”, and together with ACP I, ACP II and Riva V, collectively, the “Abrams Investors”), the investors set forth on Schedule II to the Purchase Agreement (the “Management Investors” and, together with the Emerald Investors and the Abrams Investors, collectively, the “Seller Parties”), US Salt Parent Holdings, LLC, a Delaware limited liability company (“US Salt”), Emerald Lake Pearl Acquisition, L.P., a Delaware limited partnership, solely in its capacity as the Sellers Representative pursuant to the Purchase Agreement (the “Sellers Representative”), and, solely for the purposes of Section 7.16 to the Purchase Agreement and, as it relates thereto, Article XV of the Purchase Agreement, BCP Special Opportunities Fund III Originations LP, a Delaware limited partnership (“BCP”). A copy of the Purchase Agreement is attached hereto as Exhibit 2.1 and incorporated herein by reference. Capitalized terms used in this Item 1.01, but not herein defined shall have the respective meanings set forth in the Purchase Agreement.

Transactions

The transactions contemplated by the Purchase Agreement are as follows:

(a)	On the Closing Date and prior to the Closing, certain of the Seller Parties and their Affiliates will consummate the Pre-Closing Reorganization;
(b)	Prior to the Closing, certain Buyer Parties and their Affiliates will consummate the Buyer Pre-Closing Reorganization;
(c)
Following the Pre-Closing Reorganization, as of immediately prior to the Parent Contribution and Exchange, (i) US Salt will be collectively owned 100% by Emerald GP, Blocker, Emerald Fund, the Abrams Investors and the Management Investors, and (ii) Blocker will be wholly-owned by Blocker Seller;

(d)
(i) Blocker Seller will contribute a portion of its membership interests in Blocker to the Company in exchange for shares of common stock of the Company, par value $0.0001 per share (“Common Stock”), and the Company will accept such contribution and issue shares of Common Stock to Blocker Seller in exchange therefor; (ii) Emerald GP and Emerald Fund will contribute a portion of their respective Company Units to the Company in exchange for shares of Common Stock, and the Company will accept such contribution and issue shares of Common Stock to Emerald GP and Emerald Fund in exchange therefor; and (iii) each of the Abrams Investors will contribute a portion of its Company Units to the Company in exchange for shares of Common Stock, and the Company will accept such contribution and issue shares of Common Stock to each of the Abrams Investors in exchange therefor, in each case, on the terms and subject to the conditions set forth in the Purchase Agreement (the transactions described in the foregoing clauses (i)-(iii), the “Parent Contribution and Exchange”);

(e)
Immediately following the consummation of the Parent Contribution and Exchange, Blocker Seller will sell to the Company, and the Company will purchase from Blocker Seller, all of Blocker Seller’s remaining membership interests in Blocker for cash consideration, on the terms and subject to the conditions set forth in the Purchase Agreement (the “Blocker Sale”);

(f)
Immediately following the consummation of the Blocker Sale, (i) certain Management Investors will contribute a portion of their Company Units to Holdings in exchange for Class A Convertible Preferred Units of Holdings (the “Preferred Units”), and Holdings will accept such contribution and issue Preferred Units to such Management Investors in exchange therefor; (ii) Emerald GP will contribute a portion of the Company Units then held by it to Holdings in exchange for Preferred Units of Holdings, and Holdings will accept such contribution and issue Preferred Units to Emerald GP in exchange therefor; (iii) the Abrams Investors (together with the Management Investors identified on Schedule 1.03 to the Purchase Agreement and Emerald GP, the “Rollover Sellers”) will contribute a portion of the Company Units then held by them to Holdings in exchange for Preferred Units of Holdings, and Holdings will accept such contribution and issue Preferred Units to the Abrams Investors in exchange therefor, in each case, on the terms and subject to the conditions set forth in the Purchase Agreement (the transactions described in the foregoing clauses (i)-(iii), the “Buyer Rollover”);

(g)
Immediately following the consummation of the Buyer Rollover, (i) Blocker will contribute all of the Company Units then held by it to Holdings in exchange for Class B-1 Common Units of Holdings, and Holdings will accept such contribution and issue Class B-1 Common Units to Blocker in exchange therefor; and (ii) the Company will contribute all of the Company Units then held by it to Holdings in exchange for Class B-1 Common Units of Holdings, and Holdings will accept such contribution and issue Class B-1 Common Units to the Company in exchange therefor (the transactions described in the foregoing clauses (i)-(ii), the “Internal Contribution and Exchange”); and

(h)
Immediately following the consummation of the Internal Contribution and Exchange, Emerald GP, Emerald Fund, each of the Abrams Investors, and each of the Management Investors (collectively, the “Cash Sellers”) will sell to Holdings, and Holdings will purchase from each such Person, all of the Company Units then held by such Person for cash consideration, on the terms and subject to the conditions set forth in the Purchase Agreement (the “Company Sale” and, together with the Parent Contribution and Exchange, the Blocker Sale, the Internal Contribution and Exchange and the Buyer Rollover, collectively, the “Transactions”).

Upon consummation of the Transactions, the Company will have acquired US Salt and its subsidiaries, including US Salt’s salt production and manufacturing business, and the Company will hold substantially all of the assets and business of US Salt (the “Acquisition”).

Consideration

Pursuant to the Purchase Agreement, at or prior to the Closing, Holdings or the Company will deliver:

(a)	immediately available funds to Blocker Seller, representing the cash payments to be made in the Blocker Sale;
(b)	immediately available funds to the Sellers Representative (on behalf of the Cash Sellers (other than Blocker Seller)), representing the cash payments to be made in the Company Sale;
(c)	the Adjustment Escrow Amount in an amount of $2,750,000 to the Escrow Agent, consisting of immediately available funds and to be held in accordance with the terms of the Escrow Agreement;
(d)	the amount set forth in the Payoff Letters;
(e)
all Transaction Expenses, in the amounts and to the Persons set forth on the Estimated Closing Statement (or, in the case of any Transaction Expenses that constitute wages payable to employees of US Salt and its Subsidiaries, deposit such amounts with US Salt, LLC, a Delaware limited liability company (“Opco”), for further payment to the Persons entitled thereto no later than Opco’s second regularly scheduled payroll date following the Closing Date); and

(f)	the Expense Fund, in the amount of $250,000, to the Sellers Representative.

Representations and Warranties; Covenants

The parties to the Purchase Agreement have made customary representations, warranties and covenants in the Purchase Agreement, including, among others, covenants with respect to the conduct of the Buyer Parties, the Seller Parties and US Salt and their respective applicable businesses prior to the Closing. Each of the Buyer Parties, the Seller Parties and US Salt has agreed to cooperate and use reasonable best efforts to cause the Transactions to be consummated. Additionally, as soon as reasonably practicable following delivery of the Required Financing Information, the Company will submit a registration on Form S-1 under the Securities Act of 1933, as amended (the “Securities Act”) for the purposes of offering the holders of Common Stock, Rights that will entitle the holders thereof, collectively, to purchase, on a pro rata basis, shares of Common Stock for an aggregate purchase price of $115,000,000 (the “Rights Offering Amount” and such offering, the “Rights Offering”).

Conditions to Consummation of the Transactions

The Closing is subject to certain customary conditions, including, among other things: (a) (i) each of the Fundamental Representations and Buyer Fundamental Representations shall be true and correct in all but de minimis respects as of the Closing Date; (ii) all of the other representations and warranties of the Buyer Parties and Seller Parties under the Purchase Agreement shall be true and correct as of the Closing Date.

Termination

The Purchase Agreement may be terminated by the parties to the Purchase Agreement under certain circumstances, including, among others, (a) by mutual written consent of Holdings and US Salt, (b) by Holdings, upon written notice to US Salt, if there has been a violation or breach by the Seller Parties or US Salt of any covenant, agreement, obligation, representation or warranty in the Purchase Agreement which has prevented the satisfaction of the Buyer Parties’ conditions to closing in Article X and (i) such violation or breach has not been waived by Holdings; (ii) Holdings has provided written notice to US Salt and the Sellers Representative of such violation or breach; and (iii) the applicable Seller Party or US Salt, as the case may be, has not cured such violation or breach; (c) by US Salt, upon written notice to Holdings, if there has been a violation or breach by any Buyer Party of any covenant, agreement, obligation, representation or warranty in the Purchase Agreement which has prevented the satisfaction of the Seller Parties conditions to closing in Article XI (i) such violation or breach has not been waived in writing by US Salt; (ii) US Salt has provided written notice to Holding of such violation or breach; and (iii) the applicable Buyer Party has not cured such violation or breach; (d) by US Salt, if, all conditions set forth in Article X have been satisfied and the Buyer Parties have failed to consummate the Closing within three (3) Business Days following receipt of written notice from the Company and Sellers Representative; (e) by either Holdings or US Salt upon notice to the other if any Governmental Authority enacts, promulgates, issues, enters or enforces any Order or Law permanently enjoining or prohibiting the transactions contemplated by the Purchase Agreement, which has become final and non-appealable, or (f) subject to certain conditions, by either Holdings or US Salt, upon written notice to the other, if the Closing shall not have occurred prior to 11:59 p.m. (Chicago time) on the date that is two hundred seventy (270) days after the date of the Purchase Agreement (the “Outside Date”), provided that if the No Governmental Order conditions under the Purchase Agreement have not been satisfied as of the Outside Date, and all other conditions of US Salt, the Seller Parties and the Buyer Parties (other than those conditions that by their nature are to be satisfied by actions taken at the Closing, but which conditions would be satisfied if the Closing were to occur on such date) are then satisfied or have been waived, the Outside Date shall be automatically extended by thirty (30) days.

Additional Information

The foregoing description of the Purchase Agreement and the Transactions is only a summary of the material terms, does not purport to be complete, and is qualified in its entirety by reference to the Purchase Agreement, which is filed herewith as Exhibit 2.1 to this Current Report on Form 8-K and is hereby incorporated by reference into this Item 1.01. The Purchase Agreement contains representations, warranties and covenants that the parties made to each other as of the date of the Purchase Agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Purchase Agreement. The Purchase Agreement has been attached to provide investors with information regarding its terms and is not intended to provide any other factual information about the Buyer Parties, the Seller Parties, US Salt, the Sellers Representative or any other party to the Purchase Agreement. In particular, the representations, warranties, covenants and agreements contained in the Purchase Agreement, which were made only for purposes of the Purchase Agreement and as of specific dates, were solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and reports and documents filed with the SEC. Investors should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Purchase Agreement. In addition, the representations, warranties, covenants and agreements and other terms of the Purchase Agreement may be subject to subsequent waiver or modification. Moreover, information concerning the subject matter of the representations and warranties and other terms may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Backstop Agreements

As contemplated by the Purchase Agreement, on December 8, 2025, Holdings entered into a backstop agreement with BCP (the “BCP Backstop Agreement”) and the Company entered into backstop agreements with each of ACP I and ACP II (the “Abrams Backstop Agreements” and, together with the BCP Backstop Agreement, the “Backstop Agreements”).

Under the respective Backstop Agreements, in order to facilitate the Acquisition in the event the Rights Offering is not fully subscribed at the expiration of the Rights Offering Period, (i) BCP is obligated to purchase Class A Convertible Preferred Units (the “Preferred Units”) from Holdings at a price of $8.00 per Preferred Unit (the “Per Unit Subscription Price”) for an aggregate amount not to exceed $92,000,000 (the “BCP Cap”) and (ii) each Abrams Backstop Investor is obligated to purchase Common Stock from the Company at a price of $8.00 per share of Common Stock (the “Per Share Subscription Price”), for an aggregate amount not to exceed (a) $1,570,900 for ACP I (the “ACP I Cap”) and (b) $21,429,100 for ACP II (the “ACP II Cap” and together with the BCP Cap and the ACP I Cap, each a “Cap”).

Subject to the expiration of the Rights Offering Period and the terms and conditions of the Rights Offering, which shall be customary and subject to the prior written approval of each of BCP, ACP I and ACP II (in each case, not to be unreasonably withheld, conditioned or delayed):

•
BCP shall purchase, and Holdings shall issue and sell to BCP, a number of Preferred Units equal to the quotient of (A) (i) the product of 80% multiplied by (ii) the difference between (x) the Rights Offering Amount, minus (y) the dollar amount of proceeds from the Rights Offering actually received by Parent prior to (and that remain available to Parent at) or substantially concurrently with the closing of the Transactions (such product, the “BCP Purchase Price”) divided by (B) the Per Unit Subscription Price, for an amount in cash equal to the BCP Purchase Price;

•
ACP I shall purchase, and Parent shall issue and sell to ACP I, a number of shares of Common Stock equal to the quotient of (A) (i) the product of 1.366% multiplied by (ii) the difference between (x) the Rights Offering Amount, minus (y) the dollar amount of proceeds from the Rights Offering actually received by Parent prior to (and that remain available to Parent at) or substantially concurrently with closing of the Transactions (such product, the “ACP I Purchase Price”) divided by (B) the Per Share Subscription Price, for an amount in cash equal to the ACP I Purchase Price; and

•
ACP II shall purchase, and Parent shall issue and sell to ACP II, a number of shares of Common Stock equal to the quotient of (A) (i) the product of 18.634% multiplied by (ii) the difference between (x) the Rights Offering Amount, minus (y) the dollar amount of proceeds from the Rights Offering actually received by Parent prior to (and that remain available to Parent at) or substantially concurrently with closing of the Transactions (such product, the “ACP II Purchase Price”) divided by (B) the Per Share Subscription Price, for an amount in cash equal to the ACP II Purchase Price.

For the avoidance of doubt, in no event will the BCP Purchase Price, the ACP I Purchase Price, or the ACP II Purchase Price exceed the BCP Cap, ACP I Cap, or ACP II Cap, respectively.

The parties to the Backstop Agreements have made customary representations and warranties in the Backstop Agreements. The Backstop Agreements contain customary covenants and customary conditions to closing.

The Backstop Agreements automatically terminate if the Purchase Agreement terminates in accordance with its terms.

The foregoing descriptions of the Backstop Agreements are only a summary of the material terms, do not purport to be complete, and are qualified in their entirety by reference to the Backstop Agreements, which are filed herewith as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and are hereby incorporated by reference into this Item 1.01.

Debt Commitment Letter

As contemplated by the Purchase Agreement, on December 8, 2025, Holdings entered into an agreement (the “Debt Commitment Letter”) with certain lenders, pursuant to which the lenders committed to fund up to $215 million to Holdings in connection with a new senior secured first lien term loan facility (the “Term Facility”) and $25 million to Holdings in connection with a new senior secured first lien revolving loan facility (the “Revolving Facility” and, together with the Term Facility, the “Facilities”) in each case subject to the terms and conditions set forth in the Debt Commitment Letter. The Debt Commitment Letter may be terminated (a) by the valid termination of the Purchase Agreement in accordance with its terms prior to the closing of the Acquisition or (b) the consummation of the Acquisition without the use of the Term Facility or the Revolving Facility.

The Company intends to use the proceeds of the Facilities, together with Backstop Agreements and the Rights Offering to help (a) fund a portion of the Acquisition, (b) repay US Salt’s existing indebtedness under its current credit facility, (c) pay fees and expenses incurred in connection with the Acquisition, (d) cash collateralize, backstop or replace letters of credit of US Salt outstanding on the Closing Date and (e) fund working capital and general corporate purpose needs.

The foregoing description of the Debt Commitment Letter is only a summary of the material terms, does not purport to be complete, and is qualified in its entirety by reference to the Debt Commitment Letter, which is filed herewith as Exhibit 10.4, and hereby incorporated by reference into this Item 1.01 .

Secondary Purchase Agreement

Concurrently with the execution of the Purchase Agreement, ACP I and ACP II entered into an equity purchase agreement with Emerald Fund, Blocker Seller and Emerald GP (the “Secondary Purchase Agreement”), pursuant to which ACP I and ACP II committed to purchase from Emerald Fund, Blocker Seller and Emerald GP (collectively, “Secondary Sellers”) the shares of Common Stock that Secondary Sellers acquire in the Transactions, at a price of $7.00 per share, immediately following consummation of the Transactions, subject to the terms and conditions set forth in the Secondary Purchase Agreement.

The foregoing description of the Secondary Purchase Agreement is only a summary of the material terms, does not purport to be complete, and is qualified in its entirety by reference to the Secondary Purchase Agreement, which is filed herewith as Exhibit 10.5 to this Current Report on Form 8-K and is hereby incorporated by reference into this Item 1.01.

Second Amended and Restated Limited Liability Company Agreement

As contemplated by the Purchase Agreement and prior to the Closing Date, Holdings will enter into a Second Amended and Restated Limited Liability Company Agreement (the “2nd A&R LLCA”) which will amend and restate that certain Amended and Restated Limited Liability Company Agreement entered into on March 6, 2025, as previously disclosed. The 2nd A&R LLCA will set forth the relative designations, rights, preferences, powers, restrictions, and limitations relating to the units of Holdings.

The foregoing description of the 2nd A&R LLCA is only a summary of the material terms, does not purport to be complete, and is qualified in its entirety by reference to the 2nd A&R LLCA, which is filed herewith as Exhibit 10.6 to this Current Report on Form 8-K and is hereby incorporated by reference into this Item 1.01

Registration Rights Agreement

Demand Registration

In connection with entering into the Purchase Agreement, on or prior to the Closing Date, the Company and certain of the Rollover Sellers intend to enter into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which at any time after the date of the Registration Rights Agreement, each signatory to the Registration Rights Agreement listed as Lead Investor (a “Lead Investor”) shall have the right to make a written request to the Company for registration under the Securities Act of the offer and sale to the public of any Registrable Securities pursuant to a Registration Statement (such request, a “Demand Registration Request”) of all or part of the Registrable Securities held by such Lead Investor which would reasonably be expected to result in gross proceeds of at least $15,000,000 and the Company will agree to file a Registration Statement with the SEC within thirty (30) days of receipt of the Demand Registration Request (or, if such 30-day period falls in a Company Blackout Period, within five (5) Business Days from the end of such Company Blackout Period) and use its reasonable best efforts to cause such Registration Statement to be promptly declared effective under the Securities Act. No more than two (2) Business Days after receiving a Demand Registration Request, the Company shall deliver a written notice (a “Demand Notice”) of such Demand Registration Request to all the Lead Investors and each signatory to the Registration Rights Agreement listed as other investors (the “Other Investors”) who then hold Registrable Securities under the Registration Rights Agreement (collectively, the “Holders”), offering them the opportunity to include their Registrable Securities in the Demand Registration.  Subject to Section 3.1.7 of the Registration Rights Agreement, the Company shall include in the Demand Registration all such Registrable Securities with respect to which the Company has received written requests for inclusion therein within three (3) Business Days after the date that the Demand Notice was delivered.  The Company shall use its reasonable best efforts to cause the Demand Registration Statement to become effective and remain effective for not less than one hundred eighty (180) days, subject to certain conditions in the Registration Rights Agreement.

Shelf Registration

Additionally, pursuant to the Registration Rights Agreement, upon the written request of any of the Lead Investors (such request, a “Shelf Registration Request”), the Company will be required to promptly file a shelf Registration Statement (as defined in the Registration Rights Agreement) with the SEC pursuant to Rule 415 under the Securities Act relating to the offer and sale of Registrable Securities by any Holders thereof and shall use reasonable best efforts to cause such Shelf Registration Statement to promptly become effective under the Securities Act (such Registration pursuant to a Shelf Registration Request, a “Shelf Registration”). No more than two (2) Business Days after receiving a Shelf Registration Request, the Company shall deliver a written notice (a “Shelf Registration Notice”) of any such request to all other Holders, which shall specify, if applicable, the amount of Registrable Securities to be registered and shall offer each such Holder the opportunity to include their Registrable Securities in the Shelf Registration. The Company shall include in such Shelf Registration all such Registrable Securities with respect to which the Company has received written requests for inclusion therein within three (3) Business Days (or such shorter period as may be reasonably requested in connection with an underwritten “block trade”) after the date that the Shelf Registration Notice has been delivered.  The Company shall use its reasonable best efforts to keep such Shelf Registration Statement continuously effective under the Securities Act in order to permit the Prospectus forming part of the Shelf Registration Statement to be usable by Holders until the earlier of: (a) the date as of which all Registrable Securities have been sold pursuant to the Shelf Registration Statement or another Registration Statement filed under the Securities Act (but in no event prior to the applicable period referred to in Section 4(a)(3) of the Securities Act and Rule 174 thereunder); and (b) the date as of which no Holder holds Registrable Securities (such period of effectiveness, the “Shelf Period”).

Shelf Takedown

At any time the Company has an effective Shelf Registration Statement with respect to a Holder’s Registrable Securities, any of the Lead Investors may make a written request (a “Shelf Takedown Request”) to the Company to effect a Public Offering (as defined in the Registration Rights Agreement), including an Underwritten Shelf Takedown (as defined in the Registration Rights Agreement), of all or a portion of such Holder’s Registrable Securities that may be registered. No more than two (2) Business Days after receiving a Shelf Takedown Request (or such shorter period as may be reasonably requested in connection with an underwritten “block trade”) for any Underwritten Shelf Takedown, the Company shall deliver a notice (a “Shelf Takedown Notice”) to each other Holder with Registrable Securities covered by the applicable Registration Statement, or to all other Holders if such Registration Statement is undesignated (each a “Potential Takedown Participant”). The Shelf Takedown Notice shall offer each such Potential Takedown Participant the opportunity to include in any Underwritten Shelf Takedown such number of Registrable Securities as each such Potential Takedown Participant may request in writing.  The Company shall include in the Underwritten Shelf Takedown all such Registrable Securities with respect to which the Company has received written requests for inclusion therein within three (3) Business Days (or such shorter period as may be reasonably requested in connection with an underwritten “block trade”) after the date that the Shelf Takedown Notice has been delivered.

Piggyback Registration

If the Company at any time proposes to file a Registration Statement under the Securities Act or to conduct a Public Offering (as defined in the Registration Rights Agreement) with respect to any offering of its equity securities subject to certain exceptions, then, no less than ten (10) Business Days prior to the proposed date of filing of such Registration Statement or, in the case of a Public Offering under a Shelf Registration Statement, the anticipated pricing or trade date), the Company shall give written notice (a “Piggyback Notice”) of such proposed filing or Public Offering to all Holders, and such Piggyback Notice shall offer the Holders the opportunity to register under such Registration Statement, or to sell in such Public Offering, such number of Registrable Securities as each such Holder may request in writing. Subject to Section 3.3.2 of the Registration Rights Agreement, the Company shall include in such Registration Statement or Public Offering all such Registrable Securities that are requested to be included therein within five (5) Business Days after the receipt by such Holder of any such notice, subject to certain exceptions as discussed in more detail in the Registration Rights Agreement.

For purposes of the foregoing description of the Registration Rights Agreement and as defined in the Registration Rights Agreement:

•	“Company Blackout Period” means the period starting two weeks prior to the end of any fiscal quarter and ending on the second (2nd) Business Day after earnings are publicly reported for such period.
•
“Public Offering” means the offer and sale of Registrable Securities for cash pursuant to an effective Registration Statement under the Securities Act (other than a Registration Statement on Form S-4 or Form S-8 or any successor form).

•
“Registrable Securities” means (i) all shares of Common Stock, (ii) all shares of Common Stock issuable upon exercise, conversion or exchange of any option, warrant or convertible security of any Person (as defined in the Registration Rights Agreement) that is not then subject to vesting or forfeiture to the Company and (iii) all shares of Common Stock directly or indirectly issued or then issuable with respect to the securities referred to in clauses (i) or (ii) above by way of a stock dividend or stock split, or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, in any such case under clauses (i), (ii) or (iii) above, whether owned on the date hereof or hereafter acquired; provided, however, that shares of Common Stock that are then subject to forfeiture to the Company shall not be deemed “Registrable Securities” for purposes of Section 3.1, 3.2.4 or 3.3 of the Registration Rights Agreement.  As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (w) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such Registration Statement, (x) such securities shall have been Transferred (as defined in the Registration Rights Agreement) pursuant to Rule 144, (y) such Holder is able to immediately sell such securities under Rule 144 without any restrictions on transfer (including without application of paragraphs (c), (d), (e), (f) and (h) of Rule 144), or (z) such securities shall have ceased to be outstanding.

•
“Registration Statement” means any registration statement of the Company filed with, or to be filed with, the SEC under the Securities Act, including the related Prospectus (as defined in the Registration Rights Agreement), amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement other than a registration statement (and related Prospectus) filed on Form S-4 or Form S-8, or any successor form to either of the foregoing.

The foregoing description of the Registration Rights Agreement is only a summary of the material terms, does not purport to be complete, and is qualified in its entirety by reference to the Registration Rights Agreement, which is filed herewith as Exhibit 10.7 to this Current Report on Form 8-K and is hereby incorporated by reference into this Item 1.01.

Voting Agreement

In connection with entering into the Purchase Agreement, on or prior to the Closing Date, each of the Abrams Investors and BCP (together, the “Voting Entities”), entered into a voting agreement (the “Voting Agreement”). Pursuant to the Voting Agreement, each of the Voting Entities agreed, among other matters, to vote their shares of Common Stock: (a) to cause the board of directors of the Company (the “Board”) to be comprised of seven (7) directors at all times; (b) for the election of two (2) individuals designated by the Abrams Investors to serve as directors on the Board (the “Abrams Nominees”), subject to certain conditions; (c) for the election of two (2) individuals designated by BCP to serve as directors on the Board (the “BCP Nominees”), subject to certain conditions; (d) for the election of any three (3) individuals, as each Party may determine in its respective sole discretion, who qualify as independent directors to serve as directors on the Board; and (e) against any action, proposal, transaction or agreement that would or would reasonably be expected to result in the removal of any Abrams Nominee from the Board without the prior written consent of the Abrams Investors or any BCP Nominee from the Board without the prior written consent of BCP.

The foregoing description of the Voting Agreement is only a summary of the material terms, does not purport to be complete, and is qualified in its entirety by reference to the Voting Agreement, which is filed herewith as Exhibit 10.8 to this Current Report on Form 8-K and is hereby incorporated by reference into this Item 1.01.

Escrow Agreement

In connection with the Purchase Agreement, Wilmington Trust, NA, a national banking association (the “Escrow Agent”), the Sellers Representative, and Holdings will enter into an Escrow Agreement which sets forth the terms of the Adjustment Escrow Fund, which is to include the Adjustment Escrow Amount of $2,750,000. Pursuant to the Escrow Agreement, the Escrow Agent will hold the Escrow Funds in an account established with and designated by the parties to the Escrow Agreement by the Escrow Agent, pursuant to which the Escrow Funds shall be held in a segregated, non-commingled deposit account titled in the name of the Escrow Agent for the benefit of the parties and not merely by book-entry identification.

The foregoing description of the Escrow Agreement is only a summary of the material terms, does not purport to be complete, and is qualified in its entirety by reference to the Escrow Agreement, which is filed herewith as Exhibit 10.9 to this Current Report on Form 8-K and is hereby incorporated by reference into this Item 1.01.

Indemnification Agreement

In connection with the closing of the Transactions and pursuant to the Purchase Agreement, each Abrams Nominee shall enter into an Indemnification Agreement with the Company whereby the Company agrees to hold harmless and indemnify each indemnitee to the fullest extent permitted by law, subject to customary conditions. The Indemnification Agreement will also require the Company to pay, in the first instance, the entire amount of any judgment or settlement of such action, suit or proceeding without requiring the indemnitee to contribute to such payment and the Company hereby waives and relinquishes any right of contribution it may have against the indemnitee, in addition to other customary provisions.

The foregoing description of the Indemnification Agreement is only a summary of the material terms, does not purport to be complete, and is qualified in its entirety by reference to the Indemnification Agreement, which is filed herewith as Exhibit 10.10 to this Current Report on Form 8-K and is hereby incorporated by reference into this Item 1.01.

D. Sugarman Employment Agreement

On December 8, 2025, David Sugarman, current Chief Executive Officer of Opco, a subsidiary of US Salt, is entering into an amended and restated employment agreement (the “Sugarman Employment Agreement”) with Opco for the position of Chief Executive Officer of Opco. In connection with the Transaction, Opco will become a subsidiary of the Company, and as such, the Company’s Compensation Committee and Board have approved the assumption of the employment agreement with Mr. Sugarman.  Under the terms of the Sugarman Employment Agreement, Mr. Sugarman will receive a base salary of $550,000, will be eligible for an annual discretionary bonus of between 0% to 150% of his base salary based on achievement of EBITDA growth metrics of Opco, and will be eligible to participate in a long-term incentive program that vests over a five-year performance period.  Upon a termination of Mr. Sugerman’s employment without “Cause” or by Mr. Sugarman for “Good Reason” (as such terms are defined in the Sugarman Employment Agreement), he is eligible for any earned but unpaid prior year’s bonus, any vested portion of his long-term incentive award, payable at the same time such award would have been paid had he remained employed, 12 months’ base salary continuation, a pro-rated bonus for the year of termination, based on actual performance, and up to 12 months’ COBRA premium payments, in each case conditioned upon his timely execution and non-revocation of a release of claims and compliance with his restrictive covenants.

The foregoing description of the Sugarman Employment Agreement is only a summary of the material terms, does not purport to be complete, and is qualified in its entirety by reference to the Sugarman Employment Agreement, which is filed herewith as Exhibit 10.11 to this Current Report on Form 8-K and is hereby incorporated by reference into this Item 1.01.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K with respect to the issuance of shares of ContextLogic Common Stock is incorporated by reference herein. The shares of Common Stock issuable in connection with the transactions contemplated by the Purchase Agreement and the Backstop Agreements will not be registered under the Securities Act, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of the Chief Executive Officer

As previously disclosed on the Company’s Current Report on Form 8-K, filed with the SEC on December 8, 2025, on December 7, 2025, Mr. Rishi Bajaj stepped down as Chief Executive Officer of the Company, effective immediately.

Mr. Bajaj entered into a Separation Agreement and Release (“Separation Agreement”) with the Company, which provides for the following benefits:

•
Payment of his incentive bonus with respect to the Company’s 2025 fiscal year at an amount equal to $825,000, payable at the same time annual bonuses are paid to other senior executives of the Company, but in no event later than March 15, 2026;

•	The full vesting of a previously granted award of 474,443.55 time-based Class P Units in Holdings;
•	The continued eligibility for vesting of a previously granted award of 1,897,773.05 performance-based Class P Units in Holdings as if Mr. Bajaj had remained employed with the Company; and
•
Transfer by Mr. Bajaj of all of his Class P Units in Holdings to RB Strategic Holdings LP – Easter Series (the “RB Aggregator”), an entity established and controlled by Mr. Bajaj, with immediate subsequent transfer of 50% of Mr. Bajaj’s economic interest in the RB Aggregator to individuals specified in the Separation Agreement, in the amounts set forth in the Separation Agreement.

In addition, subject to, and contingent upon, the Closing (as defined in the Purchase Agreement), the RB Aggregator will be granted 600,000 Class P Units in Holdings. These Class P Units will vest if the fair market value of a share of the Common Stock achieves $30 per share at any time, based on a twenty (20) day average closing price of the Common Stock, between the grant date and December 31, 2030.

The foregoing description of the Separation Agreement is only a summary of the material terms, does not purport to be complete, and is qualified in its entirety by reference to the Separation Agreement, which is filed herewith as Exhibit 10.12, and hereby incorporated by reference into this Item 5.02.

Appointment of the President

As previously disclosed on the Company’s Current Report on Form 8-K, filed with the SEC on December 8, 2025, Mark Ward, a Director of the Company, has been appointed President, effective as of December 7, 2025(the “Appointment”). Mark Ward is a Director at BC Partners, based in New York. He joined the firm in 2020 and focuses on opportunistic investments across the capital structure. Prior to BC Partners, he worked in the Restructuring and M&A groups at Houlihan Lokey. He holds a B.S. in Economics from the University of St. Thomas.

In connection with the Appointment and pursuant to the terms of a Non-Employee Officer Appointment Letter entered into and approved by the Board, Mr. Ward will not receive any additional compensation or benefits of any kind in connection with the Appointment.

In addition  the indemnification agreement that Mr. Ward previously entered into with the Company, in substantially the form entered into with other directors and officers of the Company, remains applicable.  In connection with the Appointment, and the service of the BCP affiliated directors on the Board, as well as the prospective service of the Abrams Investors’ affiliated directors on the Board following the Closing Date, the Board approved a renunciation of corporate opportunities for the benefit of the Abrams Investors and BCP affiliated directors, to the fullest extent permitted pursuant to Delaware General Corporation Law Section 122(17).

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact could be deemed forward-looking, including, but not limited to, statements regarding ContextLogic’s financial outlook, information concerning the acquisition of US Salt, the strategic alternatives considered by ContextLogic’s board of directors, including the decisions taken thereto and alternatives for the use of its cash or cash equivalents, possible or assumed future results of operations and expenses, management strategies and plans, competitive position, business environment, potential growth strategies and opportunities and ContextLogic’s continued listing on the OTC Markets. In some cases, forward-looking statements can be identified by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “foresees,” “forecasts,” “guidance,” “intends” “goals,” “may,” “might,” “outlook,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “should,” “targets,” “will,” “would” or similar expressions and the negatives of those terms. These forward-looking statements are subject to risks, uncertainties, and assumptions. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Important factors, risks and uncertainties that could cause actual results to differ materially from those forward-looking statements include, but are not limited to, statements regarding the Transaction, the ability of the parties to consummate the Transaction in a timely manner or at all, the Purchase Agreement, the satisfaction or waiver of the conditions to closing the Transaction, the occurrence of any event, change or other circumstance or condition that could give rise to termination of the Purchase Agreement for the Transaction, the contemplated Rights Offering, the strategic alternatives considered by the Company’s board of directors, including the decisions taken thereto; future financial performance; future liquidity and operating expenditures; financial condition and results of operations; competitive changes in the marketplace and other characterizations of future events or circumstances. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Further information on these and additional risks that could affect ContextLogic’s results is included in its filings with the SEC, including the Annual Report on Form 10-K for the year ended December 31, 2024, as amended by Amendment No. 1 to the Annual Report on Form 10K/A, the Quarterly Report on Form 10-Q for the period ended March 31, 2025 and other reports that ContextLogic files with the SEC from time to time, which could cause actual results to vary from expectations. Any forward-looking statement made by ContextLogic in this Current Report on Form 8-K speaks only as of the day on which ContextLogic makes it. ContextLogic assumes no obligation to, and except as otherwise required by federal securities law, does not currently intend to, update any such forward-looking statements after the date of this report.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit Number	Description
2.1*
Purchase Agreement, dated December 8, 2025, by and among ContextLogic Holdings Inc., ContextLogic LLC, ContextLogic Holdings, LLC, Salt Management Aggregator, LLC, Emerald Lake Pearl Acquisition GP, L.P., Emerald Lake Pearl Acquisition-A, L.P., Emerald Lake Pearl Acquisition Blocker, LLC, Emerald Lake Pearl Acquisition, L.P., the Abrams Investors, the Management Investors, US Salt Parent Holdings, LLC, Emerald Lake Pearl Acquisition, L.P., a Delaware limited partnership, solely in its capacity as the Sellers Representative, and, BCP Special Opportunities Fund III Originations LP.

10.1	Backstop Agreement (BCP), dated as of December 8, 2025, by and between ContextLogic Holdings, LLC and BCP Special Opportunities Fund III Originations LP.
10.2	Backstop Agreement (ACP I), dated as of December 8, 2025, by and between ContextLogic Holdings, LLC and Abrams Capital Partners I, L.P.
10.3	Backstop Agreement (ACP II), dated as of December 8, 2025, by and between ContextLogic Holdings, LLC and Abrams Capital Partners II, L.P.
10.4
Debt Commitment Letter, dated December 8, 2025, from Blackstone Alternative Credit Advisors LP, Blackstone Holdings Finance Co. L.L.C, Benefit Street Partners LLC, Macquarie PF Inc. and Macquarie Capital (USA) Inc. to ContextLogic Holdings, LLC.

10.5*
Equity Purchase Agreement, dated December 8, 2025, by and among Abrams Capital Partners I, L.P., Abrams Capital Partners II, L.P., Emerald Lake Pearl Acquisition, L.P., Emerald Lake Pearl Acquisition-A L.P., and Emerald Lake Pearl Acquisition GP, L.P., and ContextLogic Holdings Inc.

10.6	Form of Second Amended and Restated Limited Liability Company Agreement of ContextLogic Holdings, LLC (which is included in the Purchase Agreement as Exhibit E therein).
10.7	Form of Registration Rights Agreement (which is included in the Purchase Agreement as Exhibit H therein).
10.8*	Form of Voting Agreement (which is included in the Purchase Agreement as Exhibit I therein).
10.9*	Form of Escrow Agreement (which is included in the Purchase Agreement as Exhibit F therein).
10.10	Form of Director Indemnification Agreement (which is included in the Purchase Agreement as Exhibit L therein).
10.11*	Amended and Restated Employment Agreement, dated December 8, 2025, by and between US Salt, LLC and David Sugarman.
10.12	Separation Agreement and Release, dated December 7, 2025, by and between ContextLogic Holdings Inc. and Rishi Bajaj.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

 * Certain schedules, exhibits and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company will provide a copy of such omitted materials to the SEC or its staff upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ContextLogic Holdings Inc.

Date:	December 10, 2025	By:	/s/ Mark Ward
Mark Ward
President
Principal Executive Officer